Exhibit 99.2

Financial Statements
Financial Guaranty Insurance Company
June 30, 2004

Financial Guaranty Insurance Company

Financial Statements

June 30, 2004

Contents
Balance Sheets at June 30, 2004 (Unaudited) and December 31, 2003	1
Statements of Income for the Three Months and Six Months Ended June 30, 2004 and 2003 (Unaudited)	2
Statements of Cash Flows for the Six Months Ended June 30, 2004 and 2003 (Unaudited)	3
Notes to Financial Statements (Unaudited)	4

Financial Guaranty Insurance Company

Balance Sheets
(Dollars in thousands, except per share amounts)

	Successor
	June 30	December 31
	2004	2003
	(Unaudited)
Assets
Fixed maturity securities, available for sale, at fair value (amortized cost of $2,758,154 in 2004 and $2,688,459 in 2003)	$ 2,686,439	$ 2,691,922
Short-term investments, at cost, which approximates fair value	94,171	14,377
Total investments	2,780,610	2,706,299
Cash	115,199	78,645
Accrued investment income	32,694	32,803
Receivable for securities sold	-	170
Reinsurance recoverable on losses	5,934	8,065
Other reinsurance receivables	-	5,295
Deferred policy acquisition costs	18,890	2,921
Receivable from related parties	90	9,759
Property and equipment, net of accumulated depreciation of $12 in 2004	102	-
Prepaid reinsurance premiums	118,298	123,768
Prepaid expenses and other assets	6,792	6,058
Current federal income taxes receivable	-	126
Deferred federal income taxes receivable	99	-
Total assets	$ 3,078,708	$ 2,973,909

Liabilities and stockholder's equity
Liabilities:
Unearned premiums	$ 988,352	$ 918,882
Losses and loss adjustment expenses	37,347	40,467
Ceded reinsurance payable	656	114
Accounts payable and accrued expenses	18,871	19,238
Obligations under capital lease	6,248	6,982
Payable for securities purchased	11,006	-
Current federal income taxes pay able	7,758	-
Deferred federal income taxes payable	-	18,862
Total liabilities	1,070,238	1,004,545

Stockholder's equity:
Common stock, par value $1,500 per share; 10,000 shares authorized, issued and outstanding	15,000	15,000
Additional paid-in capital	1,857,772	1,857,772
Accumulated other comprehensive (loss) income, net of tax	(45,533)	2,059
Retained earnings	181,231	94,533
Total stockholder's equity	2,008,470	1,969,364
Total liabilities and stockholder's equity	$ 3,078,708	$ 2,973,909

See accompanying notes to unaudited interim financial statements.

Financial Guaranty Insurance Company

Statements of Income

(Unaudited)

(Dollars in thousands)

	Successor	Predecessor	Successor	Predecessor
	Three months ended		Six months ended
	June 30		June 30
	2004	2003	2004	2003
Revenues:
Gross premiums written	$ 106,457	$ 93,483	$ 162,851	$ 141,941
Ceded premiums written	(812)	3,962	(3,559)	4,025
Net premiums written	105,645	97,445	159,292	145,966
Increase in net unearned premiums	(52,494)	(55,043)	(74,939)	(69,638)
Net premiums earned	53,151	42,402	84,353	76,328

Net investment income	23,360	30,127	46,031	59,978
Net realized (losses) gains	(749)	404	778	30,382
Other income	240	57	557	57
Total revenues	76,002	72,990	131,719	166,745

Expenses:
Losses and loss adjustment expenses	(1,070)	6,429	(406)	3,729
Underwriting expenses	21,435	16,109	35,802	30,672
Policy acquisition cost deferred	(8,630)	(8,827)	(16,311)	(14,804)
Amortization of deferred policy acquisition costs	184	4,325	342	8,602
Total expenses	11,919	18,036	19,427	28,199

Income before income taxes	64,083	54,954	112,292	138,546
Federal income tax expense	15,690	12,672	25,594	32,497
Net income	$ 48,393	$ 42,282	$ 86,698	$ 106,049

See accompanying notes to unaudited interim financial statements.

Financial Guaranty Insurance Company

Statements of Cash Flows
(Unaudited)

(Dollars in thousands)
	Successor	Predecessor
	Six months ended
	June 30
	2004	2003
Operating activities
Net income	$ 86,698	$ 106,049
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred policy acquisition costs	342	8,602
Policy acquisition costs deferred	(16,311)	(14,804)
Depreciation of property and equipment	12	4
Amortization of fixed maturity securities	16,506	10,050
Net realized gains on investments	(778)	(30,382)
Provision for deferred income taxes	6,823	(1,218)
Change in accrued investment income, prepaid expenses and other assets	(625)	2,930
Change in receivable from related parties	9,669	-
Change in other reinsurance receivables	5,295	-
Change in reinsurance recoverable on losses	2,131	(1,107)
Change in prepaid reinsurance premiums	5,470	12,917
Change in current federal income tax receivable	126	-
Change in unearned premiums	69,470	56,721
Change in losses and loss adjustment expenses	(3,120)	4,309
Change in ceded reinsurance payable and accounts payable and accrued expenses	175	(4,696)
Change in current federal income taxes payable	7,758	(7,016)
Net cash provided by operating activities	189,641	142,359

Investing activities
Sales and maturities of fixed maturity securities	161,637	798,879
Purchases of fixed maturity securities	(246,106)	(848,932)
Purchases, sales and maturities of short-term investments	(79,794)	(99,694)
Receivable for securities sold, net of payable for securities purchased	11,176	9,078
Net cash used in investing activities	(153,087)	(140,669)

Net increase in cash	36,554	1,690
Cash at beginning of period	78,645	7,260
Cash at end of period	$ 115,199	$ 8,950

See accompanying notes to unaudited interim financial statements.

Financial Guaranty Insurance Company

Notes to Financial Statements
(Unaudited)

June 30, 2004
(Dollars in thousands)

1. Basis of Presentation

Financial Guaranty Insurance Company (the "Company") is a wholly-owned subsidiary of FGIC Corporation (the "Parent"). The Parent was a wholly-owned subsidiary of General Electric Capital Corporation ("GE Capital"). The Company provides financial guaranty insurance for public finance and structured finance obligations. The Company began insuring public finance obligations in 1984 and structured finance obligations in 1988. The Company's financial strength is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "AAA" by Fitch Ratings, Inc. ("Fitch"). The Company is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and, through a branch, in the United Kingdom.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of the Blackstone Group L.P. ("Blackstone"), affiliates of the Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC"), collectively the "Investor Group", completed the acquisition (the "Transaction") of FGIC Corporation from a subsidiary of GE Capital in a transaction valued at approximately $2,200,000. At the closing of the Transaction, the Investor Group, acting through an affiliate, paid GE Capital a cash purchase price of approximately $1,600,000, which was funded by equity investments by the Investor Group and borrowings of approximately $227,300 under a bridge loan facility within an affiliate of Bank of America Corporation. The bridge loan originally was to mature on December 16, 2004; however, the bridge loan was repaid with the proceeds of the Senior Notes issued on January 12, 2004. In addition, FGIC Corporation paid GE Capital approximately $284,300 in pre-closing dividends and GE Capital retained 2,346 shares of Convertible Preferred Stock (the "Senior Preferred Shares") with an aggregate liquidation preference of $234,600 and approximately 5% of FGIC Corporation's common stock. PMI is the largest stockholder of FGIC Corporation, owning approximately 42% of its common stock at December 31, 2003. Blackstone, Cypress and CIVC own approximately 23%, 23% and 7% of FGIC Corporation's common stock, respectively, at December 31, 2003.

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the six-month period ended June 30, 2004 are not necessarily indicative of results that may be expected for the year ending December 31, 2004.

These unaudited interim financial statements should be read in conjunction with the financial statements and related notes included in the 2003 audited financial statements.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

As a result of the Transaction effective on December 18, 2003, the basis of the assets and liabilities has changed, which necessitates the presentation of Predecessor Company and the Successor Company columns in the Balance Sheets, Statements of Income and Cash Flows.

2. Income Taxes

The Company's effective federal corporate tax rate (22.8% and 23.5% for the six months ended June 30, 2004 and 2003, and 24.5% and 23.1% for the three months ended June 30, 2004 and 2003, respectively) is less than the statutory corporate tax rate (35%) on income due to permanent differences between financial and taxable income, principally tax-exempt interest.

3. Reinsurance

Net premiums earned are shown net of ceded premiums earned of $9,029 and $8,900, respectively, for the six months ended June 30, 2004 and 2003, and $6,372 and $4,000 for the three months ended June 30, 2004 and 2003, respectively.

4. Comprehensive Income

Accumulated other comprehensive income (loss) of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments. The components of other comprehensive income (loss) for the six and three months ended June 30, 2004 and 2003 are as follows:

	Successor
	Six months ended June 30, 2004
	Before Tax Amount	Tax	Net of Tax Amount

Unrealized holding losses arising during the period	$ (74,105)	$ 25,937	$ (48,168)
Less reclassification adjustment for losses realized in net income	(778)	272	(506)
Unrealized losses on investments	(74,883)	26,209	(48,674)
Foreign currency translation adjustment	1,665	(583)	1,082
Total other comprehensive loss	$ (73,218)	$ 25,626	$ (47,592)

	Successor
	Three months ended June 30, 2004
	Before Tax Amount	Tax	Net of Tax Amount

Unrealized holding losses arising during the period	$ (92,626)	$ 32,419	$ (60,207)
Less reclassification adjustment for gains realized in net income	749	(262)	487
Unrealized losses on investments	(91,877)	32,157	(59,720)
Foreign currency translation adjustment	(849)	297	(552)
Total other comprehensive loss	$ (92,726)	$ 32,454	$ (60,272)

	Predecessor
	Six months ended June 30, 2003
	Before Tax Amount	Tax	Net of Tax Amount

Unrealized holding gains arising during the period	$ 78,151	$ (27,363)	$ 50,798
Less reclassification adjustment for gains realized in net income	(30,382)	10,634	(19,748)
Unrealized gains on investments	47,769	(16,719)	31,050
Foreign currency translation adjustment	3,146	(1,101)	2,045
Total other comprehensive income	$ 50,915	$ (17,820)	$ 33,095

	Predecessor
	Three months ended June 30, 2003
	Before Tax Amount	Tax	Net of Tax Amount

Unrealized holding gains arising during the period	$ 99,303	$ (34,756)	$ 64,547
Less reclassification adjustment for gains realized in net income	(408)	143	(265)
Unrealized gains on investments	98,895	(34,613)	64,282
Foreign currency translation adjustment	(219)	77	(142)
Total other comprehensive income	$ 98,676	$ (34,536)	$ 64,140

5. Variable Interest Entities

In January 2003, the FASB issued Financial Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"), which the Company adopted on July 1, 2003. FIN 46's consolidation criteria are based upon analysis of risks and rewards, not control, and represent a significant and complex modification of previous accounting principles. FIN 46 represents an accounting change not a change in the underlying economics associated with the transactions, which may be affected by the Interpretation. FIN 46 clarifies the consolidation criteria for certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 requires variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. Variable interest entities that effectively disperse risks will not be consolidated. FIN 46 requires disclosures for entities that have either a primary or significant variable interest in a variable interest entity.

As a part of its structured finance business, the Company insures debt obligations or certificates issued by special purposes entities. At June 30, 2004, the Company had approximately $906,000 of gross principal outstanding related to insurance contracts issued to commercial paper conduits-variable interest entities under FIN 46-which the Company does not believe requires consolidation but which requires disclosure. With respect to the remainder of the structured finance transactions insured, the Company has evaluated the transactions, but does not believe any such transactions require consolidation or disclosure under FIN 46.

6. Subsequent Events

On July 19, 2004, FGIC closed on its new $300,000 "Soft Capital" facility of "Money Market Committed Preferred Custodial Trust Securities ("CPS Securities"). This replaces the existing $300,000 "Soft Capital" facility previously provided by GE Capital. The CPS securities are structured in six separate and newly organized Delaware trusts, each trust will issue $50,000 in CPS Securities on a rolling 28 day auction rate basis. Proceeds from these securities are invested in high grade, short term securities (the "Eligible Assets") and held in the respective trust. To draw down these funds, which are available completely at the Company's discretion, the Company would exercise a put option against each trust, whereby it issues in perpetual preferred shares in FGIC to the holders of the securities in exchange for the Eligible Assets.